AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 19, 2004

                      REGISTRATION STATEMENT NO. 333-104815

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          CORPORATE ROAD SHOW.COM INC.
                          ----------------------------
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


           NEW YORK                          7812                    11-3516358
           --------                          ----                    ----------
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)   IDENTIFICATION NUMBER)


          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

               80 ORVILLE DRIVE SUITE 100 BOHEMIA, NEW YORK 11716
                     TEL: (631) 244-1555 FAX: (631) 244-1554

                         (AGENT FOR SERVICE OF PROCESS)

                                MR. FRANK FERRARO
                                80 ORVILLE DRIVE
                                    SUITE 100
                             BOHEMIA, NEW YORK 11716
                               TEL: (631) 244-1555

                                   COPIES TO:
                           WILLIAM S. ROSENSTADT, ESQ.
                    RUBIN, BAILIN, ORTOLI, MAYER & BAKER LLP
                                405 PARK AVENUE,
                          NEW YORK, NEW YORK 10022-4405
                               TEL: (212) 935-0900
                               FAX: (212) 826-9307

                 ----------------------------------------------

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         ---------------------------------------------------------------

The registration fee respecting this offering has been paid. The sole purpose of this amendment is to effect the deregulation of 1,934,400 shares of Common Stock not sold during the offering.

         ---------------------------------------------------------------

                             DERGISTRATION OF SHARES

Corporate Road Show.Com, Inc. hereby deregisters 1,934,400 shares of its Common Stock registered but not sold pursuant to Registration No. 333-104815.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on August 19, 2004.

                         CORPORATE ROAD SHOW.COM INC.


                     By: /s/ Frank Ferraro
                         --------------------------------
                         Frank Ferraro
                         Chairman, Principal Financial Officer,
                         Chief Accounting Officer and Chief Executive Officer